Exhibit 99.2

SHELL FINANCE US INC.

Offer to Exchange

Up to $920,732,000 3.875% Guaranteed Notes due 2028 (CUSIP U8209LAA0, ISIN USU8209LAA09 / CUSIP 822905AR6, ISIN US822905AR69) for a like principal amount of 3.875% Guaranteed Notes due 2028 registered under the Securities Act of 1933, as amended (the “Securities Act”)

Up to $2,063,148,000 6.375% Guaranteed Notes due 2038 (CUSIP U8209LAB8, ISIN USU8209LAB81 / CUSIP 822905AT2, ISIN US822905AT26) for a like principal amount of 6.375% Guaranteed Notes due 2038 registered under the Securities Act

Up to $802,108,000 5.500% Guaranteed Notes due 2040 (CUSIP U8209LAC6, ISIN USU8209LAC64 / CUSIP 822905AV7, ISIN US822905AV71) for a like principal amount of 5.500% Guaranteed Notes due 2040 registered under the Securities Act

Up to $691,199,000 5.125% Guaranteed Notes due 2041 (CUSIP U8209LAD4, ISIN USU8209LAD48 / CUSIP 822905AX3, ISIN US822905AX38) for a like principal amount of 5.125% Guaranteed Notes due 2041 registered under the Securities Act

Up to $993,714,000 3.125% Guaranteed Notes due 2049 (CUSIP U8209LAE2, ISIN USU8209LAE21 / CUSIP 822905AZ8, ISIN US822905AZ85) for a like principal amount of 3.125% Guaranteed Notes due 2049 registered under the Securities Act

Up to $876,828,000 3.000% Guaranteed Notes due 2051 (CUSIP U8209LAF9, ISIN USU8209LAF95 / CUSIP 822905BB0, ISIN US822905BB09) for a like principal amount of 3.000% Guaranteed Notes due 2051 registered under the Securities Act

Pursuant to the Prospectus dated [●], 2026

EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2026, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies, Custodians and Similar Institutions:

Shell Finance US Inc., a Delaware corporation (the “Company”), is offering, upon and subject to the terms and conditions set forth in the prospectus, dated [●], 2026 (as amended or supplemented, the “Prospectus”) to exchange (the “Exchange Offers”) up to the aggregate principal amount outstanding of the corresponding series of each series of Restricted Notes (as defined below) for a like aggregate principal amount of Exchange Notes (as defined below) in a transaction registered under the Securities Act.

Series of Restricted Notes (collectively, the “Restricted Notes”)	Aggregate Principal Amount Outstanding	Series of Notes Registered Under the Securities Act (collectively, the “Exchange Notes”)
3.875% Guaranteed Notes due 2028	$920,732,000	3.875% Guaranteed Notes due 2028
6.375% Guaranteed Notes due 2038	$2,063,148,000	6.375% Guaranteed Notes due 2038
5.500% Guaranteed Notes due 2040	$802,108,000	5.500% Guaranteed Notes due 2040
5.125% Guaranteed Notes due 2041	$691,199,000	5.125% Guaranteed Notes due 2041
3.125% Guaranteed Notes due 2049	$993,714,000	3.125% Guaranteed Notes due 2049
3.000% Guaranteed Notes due 2051	$876,828,000	3.000% Guaranteed Notes due 2051

The terms of the Exchange Notes to be issued in the Exchange Offers are substantially identical to the terms of the corresponding series of Restricted Notes, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Restricted Notes will not apply to the Exchange Notes. In addition, each series of Exchange Notes will bear different CUSIP and ISIN numbers than the corresponding series of Restricted Notes. The Exchange Notes will represent the same debt as the Restricted Notes, and Shell Finance US will issue the Exchange Notes under the same indenture that governs the Restricted Notes.

Enclosed herewith are copies of the following documents:

1.	Prospectus; and
2.

Letter which may be sent to your clients for whose account you hold Restricted Notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the Exchange Offers.

We urge you to contact your clients promptly. Please note that the Exchange Offers will expire on the Expiration Date unless extended.

The Exchange Offers are not conditioned upon any minimum number of Restricted Notes being tendered.

The Company will not pay any fee or commissions to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Restricted Notes pursuant to the Exchange Offers.

You will not be obligated to pay any transfer taxes in connection with the tender of Restricted Notes to us in the Exchange Offers.

Additional copies of the enclosed material may be obtained from the exchange agent at its address set forth on the back cover of the Prospectus.